EXHIBIT 23.3

TBPELS REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TX 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by Vital Energy, Inc. (the “Annual Report”). Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Vital Energy, Inc. and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2022, 2021 and 2020, and to the inclusion of its summary report dated January 16, 2023 as an exhibit to the Annual Report. We further consent to the incorporation by reference thereof into Vital Energy, Inc.'s Registration Statements on Form S-8 (File No. 333-178828, effective December 30, 2011 File No. 333-211610, effective May 25, 2016, File No. 333-231593, effective May 20, 2019 and File No. 333-256431, effective May 24, 2021) and the Registration Statement of Vital Energy, Inc. on Form S-3 (File No. 333-263752, effective March 21, 2022).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
February 22, 2023

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